THIS NOTE HAS BEEN ISSUED PURSUANT TO A NON-PUBLIC OFFERING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND THEREFORE CANNOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED UNLESS IT IS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.

                                  GATEWAY, INC.

                        Convertible Senior Note due 2020

         Gateway Inc., a Delaware corporation (the "COMPANY"), promises to pay to America Online, Inc., a Delaware corporation ("AOL"), $200,000,000 (the "PRINCIPAL AMOUNT") on December 22, 2020.

1. Interest.

         The Company promises to pay interest on the Principal Amount at 3% per annum from February 2, 2001 (the "ISSUE DATE") until the Principal Amount becomes due and payable on the earlier of the Stated Maturity (as defined in paragraph 2 below) or the date of redemption or purchase or, if earlier and subject to the other terms hereof, the date the Principal Amount is no longer outstanding. The Company shall pay interest in cash semi-annually in arrears on June 22 and December 22 of each year, or if any such day is not a Business Day (as defined below), on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest payments shall be made to the party who is the record holder of the Note as of the date which is three Business Days prior to the applicable Interest Payment Date (each a "RECORD DATE"). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; PROVIDED that the first Interest Payment Date shall be June 22, 2001. The Company shall pay interest on (a) any overdue Principal Amount and (b) any overdue interest after an Event of Default occurs pursuant to subparagraph 10(a)(2) hereof, from time to time on demand, at the Prime Rate plus 200 basis points, to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. As used herein,
(1) "BUSINESS DAY" shall refer to any day which is not a Saturday or Sunday or any other day on which banking institutions in New York City are authorized or obligated by law or executive order to close, (2) "PRIME RATE" shall refer to the rate set forth as the prime rate in the Wall Street Journal, Western Edition, on the date the applicable payment was due and payable or, in the event that such a rate is not published prior to 9:00 A.M. Pacific Coast Time on the applicable payment date, the Prime Rate shall be the arithmetic average of the rates of interest publicly announced by each bank named on the Reuters Screen NYMF Page as such bank's prime rate or base lending rate as in effect on such payment date as quoted on the Reuters Screen NYMF Page, and (3) "REUTERS SCREEN NYMF PAGE" means the display page designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace page NYMF on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

2. Method of Payment.

         Subject to the terms and conditions hereof, the Company will make payments in respect of the Redemption Price (as defined in paragraph 4 below), the Purchase Price (as defined in paragraph 5 below) and at Stated Maturity in respect of this Note if surrendered to the Company to collect such payments. The Principal Amount shall be payable on December 22, 2020 (the "STATED MATURITY") if this Note has not been redeemed, purchased or converted prior thereto pursuant to the terms hereof. The Company will pay cash amounts via wire transfer of immediately available money of the United States that at the time of payment is legal tender for payment of public and private debts to the account of AOL as designated in writing to the Company at least two Business Days prior to such payment date.

3. Investment Agreement.

         (a) The Company issued this Note pursuant to an amendment, dated January 10, 2001, to the Investment Agreement, dated as of October 20, 1999, as previously amended on December 21, 2000 and December 27, 2000 (as amended, the "INVESTMENT AGREEMENT"), between the Company and AOL. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Investment Agreement. Except as otherwise expressly stated in this Note (including, without limitation, by a specific cross reference to a provision or provisions of the Investment Agreement), this Note and the common stock, par value $.01 per share, of the Company (the "COMMON STOCK") issuable in connection with this Note shall not be subject to the terms of the Investment Agreement.

         (b) The Note is a senior unsecured obligation of the Company limited to $200,000,000 aggregate Principal Amount, plus accrued and unpaid interest thereon. The Company may not incur or otherwise become obligated with respect to any unsecured indebtedness ranking senior in right of repayment to this Note, but nothing in this Note shall, or shall be deemed to, limit the ability of the Company to incur or otherwise become obligated with respect to any indebtedness ranking pari passu in right of repayment with this Note. Other than pursuant to the immediately preceding sentence, this Note does not limit the ability of the Company to incur or otherwise become obligated with respect to indebtedness, secured or unsecured.

4. Redemption at the Option of the Company.

         (a) No sinking fund is provided for this Note. This Note is not redeemable prior to December 22, 2004. This Note is redeemable in cash as a whole (but not in part) at any time on or after December 22, 2004 at the option of the Company for the Principal Amount plus accrued and unpaid interest (the "REDEMPTION PRICE") through the date of redemption (the "REDEMPTION DATE"). If the Company elects to redeem this Note pursuant to this paragraph 4, it shall give AOL at least 20 Business Days' notice of the Redemption Date and the Redemption Price.

         (b) In the event that this Note is not surrendered to the Company on or prior to the Redemption Date and money sufficient to pay the Redemption Price is segregated by the Company prior to or on the Redemption Date, immediately after such Redemption Date interest ceases to accrue on this Note.

         (c) Once notice of redemption is given, this Note becomes due and payable on the Redemption Date at the Redemption Price stated in the notice except if this Note is converted in accordance herewith. Upon surrender to the Company, this Note shall be paid at the Redemption Price stated in the notice.

5. Purchase By the Company at the Option of AOL.

         (a) Subject to the terms and conditions hereof, the Company shall become obligated to purchase, at the option of AOL, this Note in whole, but not in part, on each of December 22, 2004, December 22, 2009, or December 22, 2014 (as applicable, the "PURCHASE DATE") for the Principal Amount plus accrued and unpaid interest through the Purchase Date (the "PURCHASE PRICE") upon delivery by AOL to the Company of a purchase notice containing the information set forth below ("Purchase Notice"), at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day immediately prior to such Purchase Date, and upon delivery of this Note to the Company by AOL prior to 10:00 a.m. Pacific Coast Time on the Purchase Date (together with all necessary endorsements), such delivery being a condition to receipt by AOL of the Purchase Price therefor.

         (b) The Purchase Notice shall contain the following information:

                  (1) that this Note shall be purchased as of the Purchase Date pursuant to the terms and conditions specified herein, and

                  (2) in the event the Company elects, pursuant to subparagraph 5(d), to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in shares of Common Stock, but such portion of the Purchase Price shall ultimately be payable entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock set forth in subparagraph 5(f) is not satisfied, whether AOL elects (A) to withdraw such Purchase Notice or (B) to receive cash in respect of the entire Purchase Price.

         (c) If AOL, in its Purchase Notice and in any notice of withdrawal, fails to indicate its choice with respect to the election set forth in clause
(2) of subparagraph 5(b), AOL shall be deemed to have elected to receive cash in respect of the Purchase Price for this Note in the circumstances set forth in subparagraph 5(b)(2). Any purchase by the Company contemplated pursuant to the provisions of this paragraph 5 shall be consummated by the delivery of the consideration to be received by AOL on the Purchase Date or, if AOL has not delivered this Note to the Company by the time and date set forth in paragraph 5(a), promptly following the time of delivery of this Note.

         (d) The Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof. The Company's notice of election to purchase with cash or Common Stock or any combination thereof shall be sent to AOL not less than 20 Business Days prior to the applicable Purchase Date (the "COMPANY NOTICE"). Such Company Notice shall state the manner of payment elected and, in the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with Common Stock, shall:

                  (1) state the amount of the Purchase Price to be paid in Common Stock (except any cash amount to be paid in lieu of fractional shares) and the amount, if any, of the Purchase Price to be paid in cash; and

                  (2) set forth the method for calculating the Fair Market Value of the Common Stock to be delivered on the Purchase Date, determined in accordance with Section 1.5(a) of the Investment Agreement as of the Purchase Date (with the "Closing Date" referenced therein deemed to be the "Purchase Date" and the 20-consecutive-trading day period referenced therein deemed to be a five-consecutive-trading day period); PROVIDED, HOWEVER, that the provisions of Section 1.5(c) of the Investment Agreement shall be applicable to the five-consecutive-trading day period referenced in this subparagraph 5(d)(2).

         (e) The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Fair Market Value determined in accordance with subparagraph 5(d)(2) by such fraction and rounding the product to the nearest whole cent.

         (f) The Company's right to exercise its election to purchase this Note through the issuance of shares of Common Stock shall be conditioned upon:

                  (1) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase this Note with Common Stock as provided herein;

                  (2) the registration of the shares of Common Stock to be issued in payment of the Purchase Price under the Securities Act of 1933, as amended from time to time (the "SECURITIES ACT"), and, if required, the Securities Exchange Act of 1934, as amended from time to time (the "EXCHANGE ACT");

                  (3) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (4) the shares of Common Stock to be issued in payment of the Purchase Price shall have been approved for listing or quotation on each U.S. national securities exchange or U.S. over-the-counter or other U.S. domestic market on which the Common Stock is then listed or quoted;

                  (5) the shares of Common Stock to be issued in payment of the Purchase Price not being subject to the transfer limitations set forth in paragraph 11(a), (b) and (c); and

                  (6) the receipt by AOL of an officer's certificate signed by the Company's Chief Executive Officer, President, Chief Financial Officer or Treasurer and an opinion of counsel (which counsel may be inside counsel of the Company) each stating that (A) the terms of the issuance of the Common Stock, other than such terms under the control of AOL, are in conformity with this Note and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of this Note have been duly authorized and, when issued and delivered pursuant to the terms hereof in payment of the Purchase Price in respect of this Note, will be validly issued, fully paid, non-assessable and free from preemptive rights, and, in the case of such officer's certificate, stating that conditions (1)-(5) above and the conditions set forth in this subparagraph 5(f) have been satisfied and, in the case of such opinion of counsel, stating that conditions (2)-(5) above have been satisfied.

         Such officer's certificate shall also set forth the number of shares of Common Stock to be issued in payment of the Purchase Price of this Note, and the Fair Market Value of a share of Common Stock. The Company may pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Fair Market Value is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied prior to the close of business on the Purchase Date and AOL has elected in accordance with subparagraph 5(b)(2)(B) (or is deemed to elect so in accordance with subparagraph 5(c)) to receive cash in respect of the entire Purchase Price for this Note, the Company shall pay the entire Purchase Price for this Note in cash.

         (g) At the option of AOL and subject to the terms and conditions hereof, the Company shall become obligated to purchase this Note in whole, but not in part, 40 Business Days after the occurrence of a Fundamental Change (as defined below) (the "FUNDAMENTAL CHANGE PURCHASE DATE") for the Principal Amount plus accrued and unpaid interest through the Fundamental Change Purchase Date (the "FUNDAMENTAL CHANGE PURCHASE PRICE") in cash or, at the option of the Company in the event such Fundamental Change occurs on or prior to the first anniversary of the Issue Date, in shares of common stock registered under the Securities Act and listed on the U.S. national securities exchange or U.S. over-the-counter or other U.S. domestic market on which the Common Stock is then listed or quoted. A "FUNDAMENTAL CHANGE" means the occurrence of any transaction or event in connection with which all or substantially all Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) consideration which is not all or substantially all common stock listed (or, upon consummation of or immediately following such transaction or event which will be listed) on a U.S. national securities exchange or approved for quotation on the NASDAQ National Market or any similar U.S. system or automated dissemination of quotations of securities prices; PROVIDED, HOWEVER, that any such transaction or event that occurs on or prior to the first anniversary of the Issue Date shall be deemed a Fundamental Change regardless of whether the common stock issued or issuable with regard to such transaction or event is (or will be) so listed or quoted. Notwithstanding anything to the contrary contained herein, the Holding Period (as defined in subparagraph 11(a) below) shall not apply to the common stock issued or issuable in connection with a Fundamental Change on or prior to the first anniversary of the Issue Date pursuant to the first sentence of this subparagraph 5(g).

         (h) Within 15 Business Days after the occurrence of a Fundamental Change, the Company shall send a notice of Fundamental Change to AOL stating (1) briefly, the events causing a Fundamental Change and the date of such Fundamental Change and (2) the date by which a Fundamental Change Purchase Notice (as defined below) must be given. AOL may exercise its rights pursuant to subparagraph 5(g) by delivering notice of its election to so exercise such rights (a "FUNDAMENTAL CHANGE PURCHASE NOTICE") any time prior to the close of business on the Business Day immediately prior to the Fundamental Change Purchase Date.

         (i) At the option of AOL and subject to the terms and conditions hereof, the Company shall become obligated to purchase this Note in whole, but not in part, 20 Business Days after the occurrence of a Registration Default (as defined below) (the "REGISTRATION DEFAULT PURCHASE DATE") for the Principal Amount plus accrued and unpaid interest through the Registration Default Purchase Date (the "REGISTRATION DEFAULT PURCHASE PRICE") in cash. A "REGISTRATION DEFAULT" means the occurrence during the period commencing on the Issue Date and expiring one year thereafter of both (1) the termination of the Holding Period (as defined in paragraph 11 hereof) on an accelerated basis pursuant to clause (x), (y) or (z) of the proviso of subparagraph 11(a) (other than such a termination due to the termination of the Strategic Agreement solely because of a breach thereof by AOL) and (2) the continuing failure of the shares of Common Stock issuable upon conversion of the Note to be registered under the Securities Act solely because of the Company's failure to meet its obligations under subparagraph 7(i).

         (j) AOL may exercise its right pursuant to subparagraph 5(i) by delivering notice of its election to so exercise such right (a "REGISTRATION DEFAULT PURCHASE NOTICE") within 10 Business Days after the occurrence of a Registration Default.

         (k) AOL has the right to withdraw any Purchase Notice, Fundamental Change Purchase Notice or Registration Default Purchase Notice, as the case may be, by delivering to the Company a notice of withdrawal in accordance with the provisions hereof at any time prior to the close of business on the Business Day immediately prior to the Purchase Date, the Fundamental Change Purchase Date or the Registration Default Purchase Date, as the case may be.

         (l) The Company shall deliver, or cause to be delivered, to AOL (1) the portion of the Purchase Price, the Fundamental Change Purchase Price or Registration Default Purchase Price, as the case may be, to be paid in cash, if any, no later than the Purchase Date, the Fundamental Change Purchase Date or Registration Default Purchase Date, as the case may be, and (2) if applicable, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests on a "T+3" settlement basis as that term is generally used for settlement of publicly traded securities. The person in whose name the certificate for such Common Stock is registered shall be treated for all purposes as the holder of record of shares of Common Stock from and following the Purchase Date. No payment or adjustment will be made for dividends on the Common Stock the record date for which occurred prior to the Purchase Date.

         (m) If AOL, AOL TW (as defined below), or any direct or indirect wholly-owned subsidiary of AOL TW is paid in whole or in part in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax, charge or fee due on such issue of shares of Common Stock to AOL or such subsidiary. However, AOL shall pay any such tax, charge or fee which is due because AOL requests the shares of Common Stock to be issued in another name which is in excess of such tax, charge or fee which is otherwise payable pursuant to the previous sentence. The Company may refuse to deliver the certificates representing the Common Stock being issued in a name other than AOL until the Company receives a sum sufficient to pay any such tax, charge or fee which will be due because the shares of Common Stock are to be issued in a name other than AOL. Nothing herein shall preclude any income tax withholding required by law or regulations, however all parties will use their respective commercially reasonable efforts to minimize or avoid such withholdings.

6. Effect of Purchase Notice or Fundamental Change Purchase Notice.

         (a) Upon receipt by the Company of the Purchase Notice specified in subparagraph 5(a), the Fundamental Change Purchase Notice specified in subparagraph 5(e), or Registration Default Purchase Notice specified in subparagraph 5(j), AOL shall (unless such Purchase Notice, Fundamental Change Purchase Notice or Registration Default Purchase Notice, as the case may be, is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price, the Fundamental Change Purchase Price or Registration Default Purchase Price, as the case may be, with respect to this Note. This Note may not be converted pursuant to paragraph 7 hereof on or after the date of the delivery of a Purchase Notice, a Fundamental Change Purchase Notice or Registration Default Purchase Notice, as the case may be, unless such Purchase Notice, Fundamental Change Purchase Notice or Registration Default Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

         (b) AOL may withdraw a Purchase Notice, a Fundamental Change Purchase Notice or Registration Default Purchase Notice, as the case may be, by means of a notice of withdrawal received by the Company at any time prior to the close of business on the Business Day immediately prior to the Purchase Date, the Fundamental Change Purchase Date or Registration Default Purchase Date, as the case may be.

         (c) A notice of withdrawal of a Purchase Notice, a Fundamental Change Purchase Notice or Registration Default Purchase Notice, as the case may be, may be given as described in subparagraph 6(b) or may be in the form of a conditional withdrawal contained in a Purchase Notice pursuant to the terms of subparagraph 5(b)(2).

         (d) There shall be no purchase of this Note pursuant to paragraph 5 through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares, if there has occurred (prior to, on or after, as the case may be, the giving, by AOL, of the Purchase Notice) and is continuing an Event of Default. There shall be no purchase of this Note pursuant to paragraph 5 if there has occurred (prior to, on or after, as the case may be, the giving, by AOL, of the Purchase Notice) and is continuing an Event of Default under subparagraph 10(a)(4) or (5).

7. Contingent Conversion.

         (a) Subject to the next three succeeding sentences, AOL may convert, at any time before the close of business on the Business Day immediately prior to December 22, 2020, this Note into that number of shares of Common Stock equal to
(1) $200,000,000 divided by (2) the then Conversion Price (as defined below). If this Note is called for redemption, AOL may convert it at any time before the close of business on the Business Day immediately prior to the Redemption Date. If AOL has delivered a Purchase Notice exercising the option of AOL to require the Company to purchase this Note, this Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of this Note. In addition, AOL may only convert this Note into Common Stock at any time when the Closing Price (as defined in subparagraph 8(c)) of such Common Stock is at or above the then Conversion Price for no less than each of the five consecutive trading days immediately preceding the date the conversion notice is received, or deemed to be received, by the Company in accordance with paragraph 15; PROVIDED, HOWEVER, that the requirement set forth in this sentence shall not apply in the event that (A) the Strategic Agreement has terminated in accordance with its terms or
(B) there has been a Change of Control of Gateway (as such term is defined in the Investment Agreement).

         (b) The initial Conversion Price is $33.676 and is subject to adjustment from time to time in accordance with the provisions of paragraph 8 hereof (as so adjusted, the "CONVERSION PRICE"). The Company will not deliver any fractional share of Common Stock upon a conversion. Instead, the Company will deliver, or cause to be delivered, cash for the current market value of the fractional share. The current market value of a fractional share shall be determined by multiplying the Fair Market Value by such fraction and rounding the product to the nearest whole cent. No later than three Business Days after the Conversion Date, the Company shall deliver, or cause to be delivered, to AOL, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to this subparagraph 7(b) together with an officer's certificate signed by the Company's Chief Executive Officer, President, Chief Financial Officer or Treasurer and opinion of counsel (which counsel may be inside counsel of the Company) stating that (1) the terms of the issuance of the Common Stock, other than such terms under the control of AOL, are in conformity with this Note and
(2) the shares of Common Stock being issued upon the conversion have been duly authorized and, when issued and delivered pursuant to the terms of this Note, will be validly issued, fully paid, non-assessable and free from preemptive rights. The person in whose name the certificate is registered shall be treated as the stockholder of record on and after the Conversion Date for all purposes; PROVIDED, HOWEVER, that no surrender of this Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open and such conversion shall be based upon the Conversion Price in effect on the date that this Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of this Note, AOL shall no longer be the holder thereof.

         (c) If this Note is surrendered for conversion during the period from the close of business on any Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date, AOL will be entitled to receive the applicable interest payment on such Interest Payment Date. Except as described in the previous sentence, no interest on a converted Note will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

         (d) To convert this Note, AOL must (1) deliver notice to the Company of its demand to convert this Note, (2) surrender this Note to the Company, (3) furnish appropriate endorsements and transfer documents if reasonably required by the Company and (4) pay any required documentary, stamp or similar issue or transfer tax or other charge or fee for which

AOL is responsible. The date on which AOL satisfies all the preceding requirements is the conversion date (the "CONVERSION DATE").

         (e) No payment or adjustment will be made for dividends on the Common Stock except as provided herein. On conversion of this Note, that portion of interest attributable to the period from the later of (x) the Issue Date and (y) the date on which interest was last paid through the Conversion Date with respect to the Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to AOL through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Note.

         (f) If the last day on which this Note may be converted is not a Business Day, this Note may be surrendered on the next succeeding day that is a Business Day.

         (g) If AOL, AOL TW or any direct or indirect wholly-owned subsidiary of AOL TW converts this Note, the Company shall pay any documentary, stamp or similar issue or transfer tax or other charge or fee due on the issue of shares of Common Stock upon conversion. However, AOL shall pay any such tax, charge or fee which is due because AOL requests the shares of Common Stock to be issued in another name. The Company may refuse to deliver the certificates representing the Common Stock being issued in a name other than AOL until the Company receives a sum sufficient to pay any tax, charge or fee which will be due because the shares of Common Stock are to be issued in a name other than AOL. Nothing herein shall preclude any income tax withholding required by law or regulations, however all parties will use their respective commercially reasonable efforts to minimize or avoid such withholdings.

         (h) The Company shall reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of this Note. All shares of Common Stock delivered upon conversion of this Note shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Company. The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of this Note, if any.

         (i) The Company agrees to prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 to the extent available and, if not available, on such form as shall be available for the sale of the Common Stock issuable upon conversion of this Note pursuant to subparagraph 7(a) no later than April 2, 2001. In addition, the Company agrees to use its commercially reasonable best efforts to (1) cause such registration statement to be declared effective (subject to the provisions of subparagraphs 7(j) through (n)) under the Securities Act, (2) qualify or register as necessary under any applicable state securities laws and (3) have approved for listing or quotation on each U.S. national securities exchange or U.S. over-the-counter or other U.S. domestic market on which the Common Stock is then listed or quoted, the Common Stock issuable upon conversion of this Note pursuant to subparagraph 7(a) and to maintain the effectiveness of such registration and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the required period and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of (i) five years after the Issue Date, (ii) one year after the Conversion Date, (iii) the sale by AOL of all such shares of Common Stock under Rule 144 of the Securities Act or pursuant to an effective registration statement, or (iv) the date on which AOL may sell such Common Stock under Rule 144(k) of the Securities Act.

         (j) If, whenever and to the extent that the Company is required to use its commercially reasonable best efforts to effect the registration of any of the Common Stock under the Securities Act as provided in subparagraph 7(i), the Company shall as promptly as possible:

                  (1) Furnish to AOL such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish AOL with more than two copies of such exhibits), such number of copies of the prospectus comprised in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other related documents, as AOL may reasonably request in order to facilitate the disposition of the shares of Common Stock issuable upon conversion of this Note;

                  (2) Use its commercially reasonable best efforts to register or qualify the shares of Common Stock issuable upon conversion of this Note under such other securities or blue sky laws of such jurisdictions as AOL shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable AOL to consummate the disposition in such jurisdictions of such Common Stock that the Company has been so requested by AOL to so register, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (3) Use its commercially reasonable best efforts to furnish to AOL (i) an opinion of counsel for the Company (which counsel may be inside counsel of the Company) addressed to AOL, dated the effective date of the registration statement and (ii) a "comfort" letter addressed to AOL signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of the issuers' counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities; PROVIDED, however, that the Company shall not be obligated to furnish such an accountants' letter except in connection with an underwritten offering;

                  (4) Notify AOL, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of AOL prepare and furnish to AOL a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the shares of Common Stock issuable upon conversion of this Note, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                  (5) Use its commercially reasonable best efforts to list the shares of Common Stock issuable upon conversion of this Note on any securities exchange on which the Common Stock of the Company is then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such exchange; and

                  (6) Enter into and perform customary agreements (including an underwriting agreement in customary form if the Company determines to undertake an underwritten offering) and take such other actions as are reasonably required in order to facilitate the registration of the shares subject to the registration statement.

         (k) The registration expenses incurred in connection with any registration pursuant to subparagraph 7(i) shall be paid in full by the Company except that AOL shall pay its own legal expenses and all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of any shares of Common Stock beneficially owned by AOL and sold pursuant to a registration statement effected pursuant to subparagraph 7(i).

         (l) Each of AOL and the Company agree to indemnify the other in connection with any registration effected pursuant to subparagraph 7(i) (in accordance with the indemnification procedures set forth in Section 6.2 of the Investment Agreement) as follows:

                  (1) The Company will indemnify and hold harmless AOL, its officers and directors and employees, agents, legal counsel, accountants and other advisors, each underwriter, if any, of the shares of Common Stock issuable upon conversion of this Note covered by such a registration statement, and each person who controls AOL or such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse AOL, each of its officers, directors, employees, agents, legal counsel, accountants and other advisors, each such underwriter, and each person who controls AOL or such underwriter, for any legal and other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by or on behalf of AOL or such underwriter and stated to be specifically for use therein or any failure by AOL or such underwriter to deliver a final prospectus or supplement or amendment provided or made available to AOL or such underwriter correcting earlier documents. It is agreed that the indemnity agreement contained in this subparagraph 7(l)(1) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld or delayed).

                  (2) AOL will severally and not jointly indemnify and hold harmless the Company, each of its officers, directors, employees, agents, legal counsel, accountants and other advisors, each underwriter, if any, of the shares of Common Stock issuable upon conversion of this Note covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, each of its officers, directors, employees, agents, legal counsel, accountants and other advisors, each such underwriter, and each person who controls the Company or such underwriter, for any legal and other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of AOL and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in subparagraph 7(l)(2) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of AOL (which consent has not been unreasonably withheld or delayed).

                  (3) If the indemnification provided for in this subparagraph 7(l) is held by a court of competent jurisdiction to be unavailable to the party seeking such indemnification (the "INDEMNIFIED PARTY") with respect to any loss, liability, claim, damage, or expense referred to therein, then the party which is required to provide indemnification pursuant to this subparagraph 7(l) (the "INDEMNIFYING PARTY") in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions or actions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this subparagraph 7(l)(3), AOL shall not be required to contribute any amount in excess of the amount by which the total price at which the shares of Common Stock issued to AOL on conversion of this Note were offered to the public (net of underwriting discounts and commissions) exceeds the amount of any damages that AOL has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (4) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, as between the Company and the underwriter the provisions in the underwriting agreement shall control.

         (m) The Company may require AOL to furnish the Company with such information regarding AOL and the distribution of the shares of Common Stock issuable in connection with the conversion of this Note as the Company may from time to time request in writing and as shall be required by law or by the SEC in connection therewith.

         (n) Notwithstanding any other provision of this Note to the contrary, if at any time while a registration statement filed pursuant to subparagraph 7(i) is effective the Company provides to AOL a certified resolution duly adopted by the Board of Directors of the Company stating that, in its reasonable business judgment, it would be materially disadvantageous to the Company (because the sale of shares of Common Stock covered by such registration statement or the disclosure of information therein or in any related prospectus or prospectus supplement or other document could materially interfere with or otherwise adversely affect in any material respect any existing or anticipated acquisition, financing, corporate reorganization or other material transaction or development involving the Company (a "DISADVANTAGEOUS CONDITION")) for sales of shares of Common Stock thereunder to then be permitted, and setting forth in general terms the reasons for such determination, the Company may refrain from maintaining current the prospectus contained in such registration statement until such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to AOL). Furthermore, notwithstanding any other provision of this Note to the contrary, with respect to any registration statement filed, or to be filed, pursuant to subparagraph 7(i), if the Company provides to AOL a certified resolution adopted by a majority vote of the entire Board of Directors of the Company stating that, in its reasonable business judgment, it would be materially disadvantageous to the Company (because of a Disadvantageous Condition) for such a registration statement to be maintained effective, or to be filed or to become effective, and setting forth in general terms the reasons for such determination, the Company shall be entitled to cause such registration statement to be withdrawn or the effectiveness of such registration statement to be terminated, or, in the event no registration statement has been filed, the Company shall be entitled to not file such registration statement, until such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to AOL).

                  Upon receipt by AOL of a resolution of the Board of Directors of the Company referred to above, AOL shall forthwith discontinue use of the prospectus and any prospectus supplement under such registration statement and shall suspend sales of Common Stock registered thereunder until such Disadvantageous Condition no longer exists and, if so directed by the Company by such resolution, AOL will deliver to the Company all copies (other than permanent file copies) then in AOL's possession of the prospectus and prospectus supplements then covering such shares of Common Stock at the time of receipt of such resolution.

                  The time period during which any registration statement under subparagraph 7(i) must be maintained effective shall be extended by the number of days in any delay period imposed pursuant to this subparagraph 7(n) (a "DELAY PERIOD"). Notwithstanding anything else contained in this Note to the contrary, the Company shall be entitled to not more than one Delay Period, not to exceed 90 days, in any twelve-month period. In no event shall the Company be entitled to delay the maintaining current of a prospectus (and the suspension of sales of Common Stock) in connection with any registration or to delay the filing or effectiveness of any registration statement under subparagraph 7(i) unless the Company shall concurrently prohibit sales by other security holders under registration statements covering securities held by such other security holders.

8. Adjustments to Conversion Rate and Conversion Price.

         (a) In the event that the Company at any time or from time to time after the Issue Date shall declare and pay, without consideration, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

         (b) If after the Issue Date the Common Stock issuable upon conversion of the Note shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in subparagraph 8(a)), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or recapitalization, be proportionately adjusted so that this Note shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of this Note immediately before the change.

         (c) If the Company shall, after the Issue Date, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Fair Market Price of the Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants (excluding (1) any transactions described in subparagraph 8(a) or (d), (2) any rights issued pursuant to any shareholder rights plan adopted after the date hereof or (3) any rights pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company or the investment of additional optional amounts with respect to such plan), then in each case the Conversion Price shall be adjusted by multiplying the Conversion Price in effect on such record date by a fraction:

                  (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such record date plus (2) the number of shares of Common Stock actually delivered in connection with the exercise of such rights or warrants and,

                  (y) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such record date plus
         (2) the number of shares of Common Stock which the aggregate price received in payment for the total number of shares of Common Stock actually delivered in connection with the exercise of such rights or warrants would purchase at such Fair Market Price (determined by multiplying such total number of shares by the sum of (i) the exercise price of such rights or warrants and (ii) the amount paid, if any, for such rights or warrants and dividing the product so obtained by such Fair Market Price).

Such adjustment shall become effective as of the open of business on the Business Day next following the date on which such rights or warrants expire; PROVIDED that, in the event that a conversion is effective after the record date for the determination of the stockholders entitled to participate in such issuance but before such adjustment shall be effective, then no later than three Business Days following the effectiveness of such adjustment either the Company shall deliver, or cause to be delivered, to the holder of the Note so converted, upon the payment by such holder of the purchase price, if any, for such rights or warrants in accordance with the terms of the issuance thereof, the number of rights or warrants such holder would have been entitled to if such conversion had occurred immediately prior to the record date for such determination, or such holder shall return to the Company, as applicable, such number of shares of Common Stock, if any, so that (giving effect to such transfer of shares of Common Stock) such conversion was effected at a Conversion Price which reflects the adjustments as provided in this subparagraph 8(c). For purposes of this subparagraph 8(c), the issuance of rights or warrants to subscribe for or purchase securities convertible into or exchangeable for Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible or exchangeable at a price equal to the sum of (1) the amount paid, if any, for such rights or warrants, (2) the exercise price of such rights or warrants and (3) the minimum amount, if any, payable upon conversion or exchange of such securities into Common Stock.

         For purposes of this paragraph 8, (i) "FAIR MARKET PRICE" on any day means the average of the daily Closing Prices (as defined below) of a share of Common Stock of the Company on the five (5) consecutive trading days ending on the earlier of the day in question or the day before the "ex date" with respect to any issuance or distribution in respect of which Fair Market Price is to be determined, (ii) the term "EX DATE," when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Closing Price; and (iii) "CLOSING PRICE" of a share of Common Stock on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such share on the New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal U.S. securities exchange on which the Common Stock is so listed, or if it is not so listed on a U.S. national or regional securities exchange, as reported by the Nasdaq Stock Market, or, if it is not so reported, the average of the last quoted bid and ask price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid and ask prices are not available, the market value of a share of Common Stock on such date as determined by the Board of Directors of the Company, which determination shall be conclusive.

         (d) If the Company shall, after the Issue Date, pay a dividend or make a distribution to all holders of its Common Stock consisting of evidences of its indebtedness, rights or warrants to purchase securities of the Company or other assets (including shares of capital stock of the Company other than Common Stock but excluding (1) any cash dividends or distributions and (2) any dividends or other distributions referred to in subparagraphs 8(a) or (c) or excluded in subparagraphs (1), (2) or (3) of subparagraph 8(c), then in each such case the Conversion Price shall be adjusted by multiplying the Conversion Price in effect on the payment or distribution date, as applicable, for such dividend or distribution, or the issue date of such rights or warrants, as the case may be, by a fraction:

                  (x) the numerator of which shall be the Fair Market Price per share of Common Stock less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) as of such payment, distribution or issue date of the portion of the evidences of indebtedness or assets so distributed, plus any amount payable upon the acquisition of such assets, in each case applicable to one share of Common Stock; and

                  (y) the denominator of which shall be the Fair Market Price per share of the Common Stock on such payment, distribution or issue date;

PROVIDED, HOWEVER, that no such adjustment shall be required in connection with such dividend or distribution if in conjunction therewith the Company pays a dividend or makes a distribution to the holder of this Note which is the same as the dividend or distribution that would have been made or paid with respect to this Note had this Note been converted into shares of Common Stock immediately prior to the record date for any such payment or distribution to holders of its Common Stock.

Such adjustment shall become effective as of the open of business on the Business Day next following the payment, distribution or issue date for such dividend, distribution or issuance, as the case may be; PROVIDED that, in the event that a conversion is effected after the record date for the determination of the stockholders entitled to participate in such dividend, distribution or issuance but before such adjustment shall become effective, then no later than three Business Days following the effectiveness of such adjustment either the Company shall deliver, or cause to be delivered, to the holder of this Note, upon the payment of the purchase price, if any, for such rights or warrants in accordance with the terms of the issuance thereof, such evidences of indebtedness, securities or other assets as such stockholder would have been entitled to if such conversion had occurred immediately prior to the record date for such determination or such holder shall return to the Company, as applicable, such number of shares of Common Stock, if any, so that (giving effect to such transfer of shares of Common Stock) such conversion was effected at a Conversion Price which reflects the adjustments as provided in this subparagraph 8(d).

         (e) In the case of any consolidation or merger to which the Company is a party (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), or in case of any transaction as a result of which all outstanding shares of Common Stock are converted into or exchanged for any other securities, cash or other property, proper provision shall be made by the Company so that the Note shall, immediately after consummation of such transaction, be subject to, upon a conversion at the option of the holder, into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which the Note could have been converted immediately prior to consummation of such transaction, assuming that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or of amount of securities, cash or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

         The kind and amount of securities into which the Note shall be convertible after consummation of a transaction described in this subparagraph 8(e) above shall be subject to adjustment as described in this paragraph 8 following the date of consummation of such transaction.

         (f) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this paragraph 8, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holder of this Note a certificate executed by the Company's Chief Executive Officer, President, Chief Financial Officer or Treasurer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the holder of this Note, furnish or cause to be furnished to such holder a like certificate setting forth (1) such adjustments and readjustments, (2) the Conversion Price at the time in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of this Note.

         (g) In the event that the Company shall propose at any time: (1) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (2) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (3) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (4) to merge or consolidate with or into any other corporation where the Company is not the surviving corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall send to AOL:

                  (x) to the full extent practicable, at least 20 days' prior notice of the record date for such dividend, distribution or subscription rights (and specifying the date upon which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in subparagraphs 8(g)(3) and (4); and

                  (y) in the case of the matters referred to in subparagraph 8(g)(3) and (4), to the full extent practicable, at least 20 days' prior notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

         (h) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Price then in effect; PROVIDED, HOWEVER, that any adjustments which by reason of this subparagraph 8(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment or, if such adjustment has not previously been made, upon any conversion. All adjustments to the Conversion Price shall be made successively and without duplication.

9. Conversion Arrangement on Call for Redemption.

         In the event this Note is called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, this Note may be deemed to be purchased from AOL at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase this Note from AOL, to convert them into Common Stock of the Company and to make payment for this Note to the Company in trust for AOL. The obligation of the Company to pay the Redemption Price of this Note shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, and this Note is not duly surrendered for conversion by AOL, this Note may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from AOL and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the Redemption Price.

10. Defaults and Remedies.

         (a) An "EVENT OF DEFAULT" occurs if:

                  (1) the Company defaults in the payment of the Principal Amount, the Redemption Price or the Purchase Price, as applicable, on the Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

                  (2) the Company defaults in the payment of interest upon the Note when such interest becomes due and payable and such default continues for a period of 15 days after receipt by the Company of a Notice of Default (as defined below);

                  (3) the Company fails to comply with any of its agreements in the Note (other than those referred to in subparagraphs (10)(a)(1) and (10)(a)(2) above) and such failure continues for 90 days after receipt by the Company of a Notice of Default;

                  (4) the Company pursuant to or under or within the meaning of any Bankruptcy Law (as defined below):

                           (A) commences a voluntary case or proceeding;

                           (B) consents to the entry of an order for relief
against it in an involuntary case or proceeding or the commencement of any case against it;

                           (C) consents to the appointment of a Custodian (as
defined below) of it or for any substantial part of its property;

                           (D) makes a general assignment for the benefit of its
creditors;

                           (E) files a petition in bankruptcy or answer or
consent seeking reorganization or relief; or

                           (F) consents to the filing of such petition or the
appointment of or taking possession by a Custodian; or

                  (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company in an
involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt;

                           (B) appoints a Custodian of the Company or for any
substantial part of its property; or

                           (C) orders the winding up or liquidation of the
Company

and the order or decree remains unstayed and in effect for 60 days.

For purposes of this paragraph 11, "BANKRUPTCY LAW" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors and "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         (b) A default under subparagraph 10(a)(3) is not an Event of Default until AOL notifies the Company in writing of the default and the Company does not cure such default (and such default is not waived) within the time specified in subparagraph 10(a)(3) after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default" (referred to herein as a "NOTICE OF DEFAULT").

         The Company shall deliver to AOL, within five days after it becomes aware of the occurrence thereof, notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under subparagraph 10(a)(3), its status and what action the Company is taking or proposes to take with respect thereto.

         (c) If an Event of Default occurs (and, if required pursuant to this paragraph 10, is continuing), AOL may declare the Note to be due and payable immediately in cash for the Principal Amount plus all accrued and unpaid interest through the date of the applicable Notice of Default.

11. Transferability.

         (a) During the Holding Period (as defined below), neither AOL nor its Affiliates (as defined below) shall, directly or indirectly, sell, transfer, pledge or otherwise dispose of any interest in this Note or any Common Stock or other security issued upon conversion of this Note except (1) to Gateway, (2) to AOL Time Warner Inc. ("AOL TW") or any direct or indirect wholly-owned subsidiary of AOL TW or (3) pursuant to any transaction permitted under subparagraph 11(d). "HOLDING PERIOD" means the period beginning on the Issue Date and continuing to and including December 22, 2004; PROVIDED that the Holding Period shall terminate upon (x) termination of the Strategic Agreement, in accordance with its terms, (y) a Change of Control of Gateway or (z) the occurrence of an Event of Default, regardless of whether it shall be continuing. "AFFILIATE" has the meaning set forth in Rule 12b-2 under the Exchange Act.

         (b) During the Standstill Period (as defined below), neither AOL nor any of its Affiliates shall, directly or indirectly, sell, transfer or otherwise dispose of any interest in this Note or any Common Stock or other security issued upon conversion of this Note to any purchaser or group (within the meaning of Rule 13d-5(b) under the Exchange Act) of purchasers, if, after giving effect to such sale, such purchaser or group of purchasers would, to AOL's knowledge, own, or have the right to acquire, 5% or more of the Total Current Voting Power (as defined below) of the Company, except to any Person that is not obligated (or would not, by virtue of such purchase, reasonably be anticipated to be obligated) to file a Schedule 13D with the SEC under the Exchange Act; PROVIDED, HOWEVER, that neither AOL or any of its Affiliates shall have any duty to inquire as to the identity of any purchaser in a transaction involving (1) the sale of Common Stock in accordance with Rule 144 promulgated under the Securities Act or (2) pursuant to a registration statement (other than as part of a negotiated transaction), as to the amount of the Company equity securities that such purchaser owns or has the right to acquire, or as to such purchaser's filing obligations under the Exchange Act. "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, or other entity. "STANDSTILL PERIOD" means the period from the Issue Date through and including the earlier of (x) December 22, 2001, (y) a Change of Control of Gateway and (z) a termination of the Strategic Agreement by AOL in accordance with its terms as a result of a breach by the Company or Gateway Companies, Inc. or by mutual agreement of the Company and AOL. "TOTAL CURRENT VOTING POWER" of any Person means, as of any date of determination, the total number of votes which may be cast in the election of members of the board of directors (or similar governing body) of such Person if all equity securities entitled to so vote are present and vote.

         (c) Subject to subparagraph 11(b), neither AOL nor any of its Affiliates shall sell, transfer or otherwise dispose of any of the capital stock, partnership interest, member interest or other evidences of ownership of any subsidiary of such Person that owns any interest in any Common Stock, except
(i) to another subsidiary of AOL that is an Affiliate of AOL or (ii) if such sale, transfer or other disposition would otherwise be permitted by subparagraph 11(a) or 11(d) assuming Common Stock was being directly sold, transferred or disposed of.

         (d) Notwithstanding anything to the contrary in this Note, the transfer restrictions on AOL and its Affiliates shall not apply to any transfer (1) by operation of law incident to a merger or consolidation of AOL TW, so long as the surviving or resulting entity continues to be bound by all of the restrictions applicable to AOL under this Agreement, (2) pursuant to any tender offer or exchange offer subject to Rule 13e-4 under the Exchange Act, (3) pursuant to any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that is recommended by a majority of the "continuing members of the board of directors" of the Company within the time the Company's board of directors is required, pursuant to the rules and regulations promulgated under the Exchange Act, to advise the Company's stockholders of its position on such offer, or (4) pursuant to any merger, consolidation, share exchange, recapitalization, sale of assets or other business combination transaction to which the Company is a party, in any case constituting a Change of Control of Gateway. Nothing in this paragraph 11 shall preclude AOL or its Affiliates from converting or exchanging any Common Stock for equity securities of the surviving entity in a merger, consolidation, share exchange, recapitalization, sale of assets or other business combination transactions to which the Company is a party; PROVIDED, HOWEVER, that if such transaction does not constitute a Change of Control of Gateway, AOL and its Affiliates, as applicable, shall continue to be subject to all of the restrictions applicable to AOL and its Affiliates under this paragraph 11. For purposes of this subparagraph 11(d)(4), "continuing members of the board of directors" shall mean those members of the board of directors of the applicable entity who either (A) have been members of the board of directors of such entity continuously since the date of this Note or (B) have been initially elected or nominated for election as members of the board of directors of such entity since the date of this Note by at least a majority of the members of the board of directors of such entity described in clauses (A) and (B) who were still in office at the time such election or nomination was approved by the board of directors of such entity.

         (e) Following the expiration of the Holding Period this Note and any Common Stock or other securities issued upon conversion of this Note will no longer be subject to the restrictions set forth in subparagraphs 11(a), (b) and
(c).

         (f) Any transfer of this Note, shall be of this Note in its entirety and shall be evidenced by the delivery to the Secretary of the Company of a written instrument of transfer reasonably satisfactory to the Company pursuant to which AOL transfers all of its rights under the Note and the transferee's written agreement to be bound by the terms of this Note. In the event this Note is transferred pursuant to this paragraph, from and after the date of such transfer, all references herein to AOL shall be deemed to be references to such new holder of this Note. AOL shall be treated as the record and beneficial owner of this Note for all purposes.

12. Replacement Note.

         (a) If a mutilated Note is surrendered to the Company, together with, in proper cases, such security or indemnity as may be required by the Company to save it harmless, the Company shall execute and deliver a replacement Note of the same principal amount and containing identical terms and provisions.

         (b) If there shall be delivered to the Company (i) evidence to their satisfaction of the destruction, loss or theft of this Note and (ii) such security or indemnity as may be required by the Company to save it and any agent of it harmless, then, in the absence of notice to the Company that this Note has been acquired by a bona fide purchaser, the Company shall execute and deliver in lieu of any such destroyed, lost or stolen Note, a replacement Note of the same principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, appertaining to the destroyed, lost or stolen Note.

         (c) In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay the Note.

         (d) Upon the issuance of any new Note under this subparagraph, the Company may require the payment of a sum sufficient to cover any tax or other charge or fee that may be imposed in relation thereto and any other expenses connected therewith.

         (e) The provisions of this subparagraph are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of a mutilated, destroyed, lost or stolen Note.

13. Amendment; Waiver.

         No change, amendment or modification of any provision of this Note will be valid unless set forth in a written instrument signed by the Company and AOL, and in each case, by an executive of at least the same standing to the executive who signed the Investment Agreement. The failure of either the Company or AOL to insist upon or enforce strict performance by the other party of any provision of this Note or to exercise any right under this Note will not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right, or any other provision or right, in that or any other instance; rather, the same will be and remain in full force and effect.

14. No Recourse Against Others.

         No past, present or future director, officer, employee, agent, member, manager, trustee or stockholder, as such, of the Company or any successor thereto shall have any liability for any obligations of the Company or any successor thereto either directly or through the Company or any successor thereto under the Note or for any claim based on, in respect of or by reason of such obligations or their creation whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting the Note, AOL waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Note.

15. Notices.

         All notices, demands, requests, offers, acceptances, deliveries or other communications required or permitted to be given or delivered under this Note, shall be in writing and shall be deemed delivered when served personally, via courier, via facsimile, or on the third Business

Day after being deposited in the United States mail, certified or registered mail, postage prepaid, addressed as follows:

                  If to the Company:

                           Gateway, Inc.
                           4545 Towne Center Court
                           San Diego, California 92121
                           Attention: General Counsel
                           Facsimile: (619) 799-3413

                  With copy to:

                           Kaye, Scholer, Fierman, Hays & Handler, LLP
                           1999 Avenue of the Stars, Suite 1600
                           Los Angeles, CA 90067
                           Attention: Barry L. Dastin, Esq.
                           Facsimile: (310) 788-1200

                  If to AOL:

                           America Online, Inc.
                           22000 AOL Way
                           Dulles, Virginia 20166-9323
                           Attention: David Colburn, President, Business Affairs
                           Facsimile: (978) 538-8204
                           Attention: Paul Cappuccio, Esq., General Counsel
                           Facsimile: (703) 265-1495

                  With copy to:

                           Cravath, Swaine & Moore
                           825 Eighth Avenue
                           New York, NY 10019-7475
                           Attention: Faiza J. Saeed, Esq.
                           Facsimile: (212) 765-0995

         Either party may from time to time change the address to which notices are to be delivered or mailed by giving notice of such change to the other party as provided herein.

16. Governing Law.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS NOTE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                          -----------------------------

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered under its corporate seal.

[Corporate Seal]                       GATEWAY, INC.



                                       By:  /s/ Joseph J. Burke
                                            Name:  Joseph J. Burke
                                            Title: Senior Vice President & CFO


Attest:


/s/Stephanie Heim
-------------------
Name:  Stephanie Heim
Title:  Assistant Secretary



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